UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, Aveanna Healthcare, LLC ("Aveanna"), a subsidiary of Aveanna Healthcare Holdings, Inc. (the "Company"), entered into a new employment agreement, effective February 17, 2026 (each, an "Employment Agreement"), with each of Jeff Shaner, the Company's President and Chief Executive Officer, Matthew Buckhalter, the Company's Chief Financial Officer, and Jerry Perchik, the Company's Chief Legal Officer and Secretary (each, an "NEO"). The Employment Agreements replace the prior employment agreements that were in place between Aveanna and each NEO.

The Employment Agreements provide for:

•
a minimum annual base salary ($750,000 for Mr. Shaner, $500,000 for Mr. Buckhalter, and $450,000 for Mr. Perchik);
•
a target annual bonus set as percentage of the NEO's annual base salary (100% for Mr. Shaner, 75% for Mr. Buckhalter, and 75% for Mr. Perchik) pursuant to Aveanna's Short-Term Incentive; and
•
eligibility for discretionary annual equity grants pursuant to the Company's 2021 Stock Incentive Plan.

If the NEO is terminated by Aveanna without "Cause" or the NEO resigns for "Good Reason" outside of a "Change in Control Period" (each, as defined in the Employment Agreement), the NEO will be entitled to:

•
a lump sum payment equal to a multiple (two times for Mr. Shaner and one times for the other NEOs) of the sum of his (i) annual base salary and (ii) target annual bonus in effect immediately prior to the termination;
•
a lump sum payment equal to a pro-rated portion of the NEO's annual bonus in effect immediately prior to the termination based on actual achievement of performance goals at the end of the performance period;
•
pro-rated vesting of all time-based equity awards and pro-rated vesting of all performance-based equity awards based on actual achievement of performance goals at the end of the performance period; and
•
subsidized COBRA continuation coverage (up to 24 months for Mr. Shaner and 12 months for the other NEOs).

If, during a Change in Control Period, the NEO is terminated by Aveanna without Cause or the NEO resigns for Good Reason, the NEO will be entitled to:

•
a lump sum payment equal to a multiple (two and half times for Mr. Shaner and two times for the other NEOs) of the sum of his (i) annual base salary and (ii) target annual bonus in effect immediately prior to the termination;
•
a lump sum payment equal to a pro-rated portion of the NEO's annual bonus in effect immediately prior to the termination based on actual achievement of performance goals at the end of the performance period;
•
vesting of all time-based equity awards and all performance-based equity awards based on actual achievement of performance goals at the end of the performance period; and
•
subsidized COBRA continuation coverage (30 months for Mr. Shaner and 24 months for the other NEOs).

In order to receive the foregoing severance payments and benefits, the NEO must timely execute (and not revoke) a release of claims in favor of Aveanna and its affiliates.

The term of each Employment Agreement extends until the date employment is terminated pursuant to the terms of such Employment Agreement. Each Employment Agreement provides for various customary business protection provisions, including non-competition, non-solicitation, non-disparagement, and confidentiality and non-disclosure provisions.

The foregoing summaries are qualified in their entirety by reference to the complete texts of the Employment Agreements, copies of which are attached hereto as Exhibits 99.1 through 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Employment Agreement, dated February 17, 2026, between Aveanna Healthcare, LLC, and its subsidiaries, and Jeff Shaner.
99.2	Employment Agreement, dated February 17, 2026, between Aveanna Healthcare, LLC, and its subsidiaries, and Matthew Buckhalter.
99.3	Employment Agreement, dated February 17, 2026, between Aveanna Healthcare, LLC, and its subsidiaries, and Jerry Perchik.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date:	February 20, 2026	By:	/s/ Deborah Stewart
Deborah Stewart Chief Accounting Officer (Principal Accounting Officer)